                                                                Exhibit 10.22



                             LOAN AND SECURITY AGREEMENT



                                        among



                               NATIONAL BANK OF CANADA



                                         and



                                EPI TECHNOLOGIES, INC.
                    ENVIRONMENTAL PURIFICATION INDUSTRIES COMPANY





                                   January __, 1998

                             LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made and entered into by and among NATIONAL BANK OF CANADA ("Bank"), EPI TECHNOLOGIES, INC., f/k/a Environmental Purification Industries, Inc. ("EPI") and ENVIRONMENTAL PURIFICATION INDUSTRIES COMPANY ("EPIC"; and together with EPI, sometimes will be referred to collectively as "Borrowers" and individually as a "Borrower").


                                       RECITALS

     A. EPI is indebted to Bank pursuant to the terms of (i) a term note dated February 29, 1996 in the principal amount of $300,000 (the "EPI First Term Note"), executed by EPI and Meridian National Corporation ("MNC") pursuant to the provisions of the Loan and Security Agreement, dated December 6, 1989, entered into by and among MNC, Ottawa River Steel Co., National Metal Processing, Inc., Interstate Metal Processing, Inc., Precise Pac, Inc. and Meridian Environmental Services, Inc. and Bank, as amended (the "MNC Loan Agreement"), and (ii) a term note dated July 25, 1996 in the principal amount of $350,000 (the "EPI Second Term Note") executed by EPI and MNC pursuant to the provisions of the MNC Loan Agreement.

     B. Borrowers are indebted to Bank pursuant to a term note dated November 4, 1996, in the principal amount of $1,700,000 (the "EPI Third Term Note"; which, together with the EPI First Term Note and the EPI Second Term Note, as each may be amended, modified or supplemented from time to time, together with all notes issued in substitution thereof or replacement thereof, are referred to collectively herein as the "EPI Term Notes") executed by Borrowers and MNC pursuant to the provisions of the MNC Loan Agreement.

     C. The EPI First Term Note was amended by Amendment Number One to Term Note (EPI First Term Note), and the EPI Second Term Note was amended by Amendment Number One to Term Note (EPI Second Term Note), each dated November 4, 1996.

     D. Borrowers have requested that Bank provide Borrowers with a credit facility for the purpose of (i) refinancing the EPI Term Notes, and (ii) otherwise providing Borrowers with working capital financing.

     E. Subject to the terms and conditions set forth in this Agreement, Bank has agreed to provide such financing to Borrowers pursuant to the provisions of this Agreement.


                                      PROVISIONS

     NOW, THEREFORE, in consideration of the foregoing and the provisions set forth in this Agreement, it is agreed as follows:

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1.   GENERAL

     1.1 DEFINED TERMS. When used herein, the following terms shall have the following meanings:

          ACCOUNT DEBTOR - Any Person who is or may become obligated to a Borrower under, with respect to or on account of an Account.

          ACCOUNTS - As to each Borrower, all of such Borrower's accounts, contracts, contract rights, notes, bills, drafts, acceptances, general intangibles, choses in action, and all other debts, obligations and liabilities in whatever form, owing to such Borrower from any Person, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Borrower, for goods sold or leased or for services rendered, whether or not earned by performance and whether or not evidenced by contracts, instruments or documents, or however otherwise the same may have been established or created, all guarantees and security therefor, all right, title and interest of such Borrower in the merchandise or services which gave rise thereto including, without limitation, the rights of reclamation and stoppage in transit, and all rights of an unpaid seller of merchandise or services.

          AFFILIATE - With respect to each Borrower, each other Borrower, any Subsidiary or executive officer or director of any Borrower or any other
     Person:

               (A) Which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, any Borrower;

               (B) Which owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) or more of any class of the Voting Stock of any Borrower; or

               (C) Ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held by any Borrower.

     The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract, or otherwise.

          BANKRUPTCY LAWS - All applicable statutes, rules, regulations and other forms of law, federal, state or otherwise including, without limitation, the provisions of Title 11 of the United States Code, in each instance as in effect from time to time, relating to the bankruptcy, insolvency, liquidation or reorganization of Persons or the modification or alteration of the rights of creditors.

          BANK'S ACCOUNT - As defined in Section 5.1(C) of this Agreement.

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          BASE RATE - The prime rate for commercial loans, as announced publicly by Bank from time to time as its United States prime rate or its corporate base rate or other designation which may replace its prime rate, which rate may not be the lowest or best rate offered by Bank.

          CAPITAL EXPENDITURES - As to each Borrower, amounts expended or which such Borrower becomes obligated to expend, without regard to the manner in which such amounts or the instrument pursuant to which they are made are characterized by any Person, (A) for the acquisition, construction or installation of properties that are to be included as fixed assets on such Borrower's books, (B) for the lease of any property that would be capitalized under GAAP, (C) for the incurring of any other capitalized cost or (D) for any additions to or replacements of any of the foregoing.

          CASH COLLATERAL. Deposits of cash or other funds on deposit in any savings account or certificate(s) of deposit with Bank, the full amount of which is intended to and shall be held as additional Collateral for the repayment of the Term Loan, the Revolving Loan, and all other Obligations of Borrowers to Bank, and to which Bank shall have an express right of setoff, for which Borrowers hereby appoint Bank and any of its officers as Borrowers' attorney-in-fact with full authority to withdraw or otherwise dispose of the Cash Collateral as may be provided in this Agreement.

          CODE - The Uniform Commercial Code as adopted and in force in the State of Ohio as from time to time in effect.

          COLLATERAL - The Fixed Collateral, Revolving Collateral, Cash Collateral, Premises, and all other Property of Borrowers now or at any time or times hereafter subject to a Lien in favor of Bank.

          COLLATERAL LOCATION - As to each Borrower, such Borrower's principal business location, and all states and counties where any Collateral is located as of the date hereof, including, without limitation, the locations identified on EXHIBIT A attached to this Agreement.

          CONTRACT RATE - A fluctuating rate equal to one (1) percentage point above the Base Rate.

          CREDIT DOCUMENTS - This Agreement, the Notes, and all other agreements, instruments and documents (including, without limitation, all assignments, security agreements, lien waivers, subordinations, guarantees, powers of attorney, and consents) heretofore, now, or hereafter executed by any Borrower and/or delivered to Bank with respect to the transactions contemplated by this Agreement, in each instance as the foregoing may be amended from time to time.

          DEBT INSTRUMENTS - As to each Borrower, any contract, agreement, instrument, or other document or arrangement under which such Borrower has
     (A) any indebtedness, obligation, or liability (including, without limitation, any contingent liability under any guaranty) for borrowed money or for the deferred portion of the purchase price of any capital asset or for other capital financing, or (B) the right or obligation to incur any such indebtedness, obligation or liability.

          DEFAULT RATE - A fluctuating rate of interest equal to two (2) percentage points above the Contract Rate.

          DEPOSITORY ACCOUNT - As defined in Section 5.1(A) of this Agreement.

          DEPOSITORY AGREEMENT - As defined in Section 5.1(A) of this Agreement.

          DEPOSITORY BANK - As defined in Section 5.1(A) of this Agreement.

          ELIGIBLE ACCOUNTS - Accounts arising out of the completed bona-fide sale or lease of goods or rendition of services by a Borrower in the ordinary course of such Borrower's business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, which are subject to Bank's perfected security interest and no other Lien (other than Permitted Liens), and for a liquidated amount maturing as stated in an invoice or other documentary evidence relating thereto which has been provided, and is in form satisfactory, to Bank; provided, however, that, unless Bank otherwise agrees, no such Account shall be an Eligible Account if:

               (A) The Account arises out of a sale made by a Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower;

               (B) The Account is due or unpaid more than ninety (90) days after the invoice date thereof;

               (C) The Account Debtor claims any right of credit, allowance or adjustment with respect to such Account, except a discount allowed for prompt payment, or such Account is otherwise disputed or contingent in any respect, but only to the extent the Account Debtor claims any such right of credit, allowance, or adjustment;

               (D) The Account Debtor has returned any of the goods from the sale of which the Account arose, but only to the extent of the amount of the returned goods of such Account Debtor;

               (E) There exists any facts, events or circumstances which Bank determines in its reasonable discretion may be or would be reasonably expected to impair the validity, collectibility or enforcement of such Account or would reasonably be expected to reduce the amount payable thereunder from the face value of the invoice related thereto, but only to the extent of the amount by which the amount payable thereunder is expected to be reduced;

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               (F)  To the extent that the Account Debtor also is a creditor of any Borrower or to the extent that the Account otherwise is or would be reasonably expected to become subject to any right of setoff or offset by the Account Debtor, then the amount of the Account subject to the right of such setoff or offset shall not be an Eligible Account;

               (G) The Account Debtor has commenced a voluntary case under any Bankruptcy Laws, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under any Bankruptcy Laws or any other petition or other application for relief under any Bankruptcy Laws has been filed against the Account Debtor, or the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator, or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

               (H) The Account arises out of a sale to an Account Debtor outside the United States unless the sale is made to an Account Debtor located in Canada or is made pursuant to a letter of credit, guaranty, or acceptance terms, in each case acceptable to Bank in its reasonable discretion;

               (I) The Account arises out of a sale to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

               (J) The Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the right to payment of such Account is assigned to Bank, pursuant to the Assignment of Claims Act of 1940, as amended;

               (K) The goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been fully performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

               (L) The Account, when added to the aggregate balance of all other Accounts of the Account Debtor, exceeds a credit limit determined by Bank, in its reasonable discretion, to the extent such Account exceeds such limit.

          ERISA - The Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

          EVENT OF DEFAULT - As defined in Section 10.1 of this Agreement.

          FINANCIAL STATEMENTS - The financial statements of EPI and its Subsidiaries heretofore provided to Bank and the financial statements of EPI and its Subsidiaries subsequently delivered to Bank during the term hereof as otherwise provided herein.

          FIXED COLLATERAL - Borrowers' fixed assets (other than real property) including, without limitation, all machinery, equipment, furniture, furnishings, fixtures, tools, dies, molds, parts, material handling equipment, supplies and motor vehicles (titled and untitled) of every kind and description, now or hereafter owned by Borrowers, or in which Borrowers may have or may hereafter acquire any interest, wheresoever located, and all proceeds of the foregoing, including, without limitation, the items of Fixed Collateral described in EXHIBIT B attached to this Agreement. [Excepted from the Fixed Collateral is the machinery and equipment securing the mortgage note payable to Society Bank & Trust, Trustee ("Society"), pursuant to an Indenture with the Toledo-Lucas County Port Authority, which has since been assigned by Society to Mellon Bank, F.S.B.] [SUBJECT TO REVIEW OF PORT AUTHORITY DOCUMENTS].

          GAAP - Generally accepted accounting principles, consistently applied, which are in effect from time to time.

          GUARANTY - All obligations of any Person (the "guarantor") which guarantee or assure the payment of, or performance with respect to, any indebtedness, liability, or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly including, without limitation, obligations incurred by such guarantor through an agreement, contingent or otherwise:

               (A) To purchase such indebtedness, liability or obligation or any Property or assets constituting security therefor;

               (B) To advance or supply funds (a) for the purchase or payment of such indebtedness, liability or obligation, or (b) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness, liability or obligations;

               (C) To lease Property or to purchase any Security or other Property or services primarily for the purpose of assuring the owner of such indebtedness, liability or obligation of the ability of the primary obligor to make payment of the indebtedness, liability or obligations; or

               (D) Otherwise to assure the owner of the indebtedness, liability or obligation of the primary obligor against loss in respect thereof.

          INDEBTEDNESS - As to each Borrower, such Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising (whether under written or oral agreement, by operation of law or otherwise) including, without limitation, (A) any obligations or liabilities of any Person which are secured by any Lien (other than Permitted

                                     6

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     Liens) upon Property of such Borrower, even though such Borrower has not assumed or otherwise become liable for the payment thereof, (B) any obligations or liabilities created or arising under any lease (including capitalized leases) or under any conditional sales contract or other title retention agreement with respect to Property used or acquired by such Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (C) any obligations or liabilities arising under any lease or other contractual arrangement relating to security deposits, advance payments or other prepaid funds in the hands of or held by such Borrower subject to return or refund to any Person, (D) all unfunded pension fund obligations and liabilities, and (E) deferred taxes of any nature.

          INVENTORY - As to each Borrower, all inventory now owned or leased or hereafter acquired or leased by such Borrower including, without limitation, all goods, merchandise, work-in-process, raw materials, finished goods, inventory held for renting to other Persons and all other materials, supplies, and tangible personal property of any kind, nature or description held for sale or lease or for display or demonstration, or furnished or to be furnished under contracts of service or which are or which might be used or consumed in connection with the manufacturing, packing, shipping, advertising, selling, leasing, or furnishing of such goods, merchandise or other personal property and all documents of title or other documents pertaining thereto.

          LIEN - Any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract including, without limitation, the security interest or lien arising from a security agreement, mortgage, encumbrance, pledge, conditional sale, trust receipt or assignment, lease, consignment, or bailment for security purposes.

          LOCKBOX - As defined in Section 5.1(B) of this Agreement.

          MATERIAL ADVERSE EFFECT - As to any events, occurrences, or conditions, if the result thereof, either singly or in the aggregate, would have a material and adverse effect on (1) the Property, business, operations, prospects, profitability or condition (financial or otherwise) of any Borrower, (2) the ability of any Borrower to repay the Obligations as and when due or (3) Bank's Lien on any Collateral or the priority thereof.

          MATERIAL AGREEMENTS - Those contracts, agreements, documents, or other arrangements required to be disclosed under the provisions of Section 6.1(C) of this Agreement.

          MORTGAGES - Mortgages or deeds of trust, in each instance in form satisfactory to Bank, creating mortgage liens on the Premises (subject to the liens and encumbrances described in the Mortgages) in favor of Bank to secure the Obligations.

          NOTES - The Promissory Note, the Term Note and other notes or other instruments evidencing Borrowers' obligation to repay any Obligations.

                                     7

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          OBLIGATIONS - All debts, liabilities, and obligations of Borrowers to
     Bank under this Agreement and also any and all other debts, liabilities, and obligations of Borrowers to Bank of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising including, without limiting the generality of the foregoing, any debt, liability, or obligation of Borrowers to Bank under any guaranty or to any other Person which Bank may have obtained by assignment or otherwise and all interest, fees, charges, and expenses which at any time may be payable by Borrowers to Bank pursuant to any of the Credit Documents or otherwise, and all costs and expenses actually incurred including reasonable attorney fees arising from or relating to claims or causes of action made or filed against Bank by third parties as a result of Borrowers' actions or inactions.

          PENSION PLAN - Any pension plan, retirement payment plan, profit-sharing plan, defined benefit or contribution plan, or "employee pension benefit plan" as defined in Section 3(2) of ERISA that is maintained or contributed to by Borrowers.

          PERMITTED INDEBTEDNESS - As defined in Section 7.2(C) of this
     Agreement.

          PERMITTED LIENS - As defined in Section 7.2(G) of this Agreement.

          PERSON - An individual, partnership, joint venture, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          PREMISES - Those parcels of real property described on EXHIBIT C attached to this Agreement including all improvements thereon and all tenements, hereditaments, appurtenances, and other rights and estates of any Borrower therein or thereto.

          PROMISSORY NOTE - The promissory note to be executed by Borrowers in the form attached as EXHIBIT D to this Agreement (with such changes or modifications, if any, to which Bank and Borrowers may agree) evidencing the revolving credit loan made by Bank pursuant to Section 2.1 of this Agreement, together with all amendments thereto and all notes issued in substitution therefor or replacement thereof.

          PROPERTY - Any kind of property or asset, whether real, personal, or mixed, or tangible or intangible, or any interest including, without limitation, any leasehold interest held in any such properties or assets.

          RESTRICTED INVESTMENT - As defined in Section 7.2(Q) of this
     Agreement.

          REVOLVING COLLATERAL - All of Borrowers'

               (1)  Inventory;

               (2) Contract rights and general intangibles including, without limitation, goodwill, trademarks, trademark applications, trade styles, trade names, patents,

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          patent applications, and deposit accounts whether now owned or hereafter created or acquired;

               (3) Accounts and other receivables, together with all customer lists, original books and records, ledger and account cards, computer tapes, discs, printouts and records, whether now in existence or hereafter created; and

               (4) Documents, warehouse receipts, instruments, and chattel paper, whether now owned or hereafter created.

          REVOLVING LOAN - As defined in Section 2.1(A) of this Agreement.

          REVOLVING LOAN BORROWING BASE - Subject to the provisions of Section 2.1(B) of this Agreement, an amount equal to the lesser of:

               (1) eighty-five percent (85%) of the unpaid face amount of Eligible Accounts (less the maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith); or

               (2)  the Revolving Loan Credit Limit.

          REVOLVING LOAN CREDIT LIMIT - An amount equal to One Million Five Hundred Thousand Dollars ($1,500,000).

          SECURITY - As defined in Section 2(1) of the Securities Act of 1933, as amended.

          SUBSIDIARY - As to a Borrower, any corporation of which 50% or more of the Voting Stock is at any time, directly or indirectly, owned by such Borrower and/or one or more of its Subsidiaries.

          TERM LOAN - As defined in Section 2.2(A) of this Agreement.

          TERM NOTE - The term note to be executed by Borrowers in the form attached as EXHIBIT E to this Agreement (with such changes or modifications, if any, to which Bank may agree) evidencing the term loan made by Bank pursuant to Section 2.2 of this Agreement, together with all amendments thereto and all notes issued in substitution or replacement thereof.

          UNUSED LINE FEE - As defined in Section 2.4 hereof.

          VOTING STOCK - Securities of any class or classes of a corporation which, at the time of reference thereto, entitles the holders to elect a majority of the corporate directors.

     1.2 ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not otherwise specifically defined shall have the meanings customarily given them in accordance with GAAP.

     1.3 OTHER TERMS. Unless the context indicates to the contrary, all other terms contained in this Agreement shall have the meanings provided for by the Code to the extent the same are used or defined therein.

     1.4 USE OF PLURAL FORM. All definitions shall be equally applicable to both the singular and plural forms of the defined terms.


2.   LOANS AND ADVANCES

     Subject to the provisions of this Agreement and each of the other Credit Documents including, without limitation, those provisions of this Agreement or the Credit Documents that provide that no loan advances need be made by Bank if, at the date of request for loan advances hereunder by Borrowers, an Event of Default, or event or condition which, with notice, lapse of time or both, would constitute an Event of Default, then exists, Bank will provide the credit facilities described in this Section 2 for the account of Borrowers.

     2.1  REVOLVING LOAN

          (A) ESTABLISHMENT OF REVOLVING LOAN. Subject to the provisions of this Agreement, and subject at all times to Bank's right to the creation of reserves for accrued but unpaid interest and otherwise as Bank deems necessary or appropriate from time to time, Bank shall make such loans to Borrowers consisting of advances made by Bank against the value of Eligible Accounts (the "Revolving Loan"); provided, however, that the aggregate unpaid principal of the Revolving Loan outstanding at any one time shall not at any time exceed the Revolving Loan Borrowing Base.

          (B) CHANGES IN REVOLVING LOAN BORROWING BASE. At any time and upon providing Borrowers sixty (60) calendar days prior written notice, Bank may increase or decrease the Revolving Loan Borrowing Base and each such increase or decrease shall become effective thirty (30) calendar days after such notice for the purpose of calculating the amounts which Bank may be willing to advance or to allow to remain outstanding as revolving credit advances; provided, however, Bank shall have the right upon three (3) calendar days prior written notice to immediately increase or decrease the Revolving Loan Borrowing Base if an Event of Default exists on the date of such 3-day notice.

          (C) PAYMENT. The Revolving Loan shall be payable in full upon the earlier of an Event of Default or _______________, 1999, shall bear interest as provided in Section 2.1(D) of this Agreement, and shall be evidenced by, and repayable in accordance with, the Promissory Note, but in the absence of the Promissory Note shall be evidenced by Bank's record of disbursements and repayments, which record shall be subject to Section 2.6 hereof.

          (D) INTEREST ON REVOLVING LOAN. The Revolving Loan shall bear interest on the unpaid principal balance from time to time outstanding until the date paid at a rate per annum equal to the Contract Rate, such interest being payable monthly commencing

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     ______________, 199__ and continuing on the last day of each month so long as any principal balance remains outstanding. Any increase or decrease in the interest rate resulting from a change in the Base Rate shall become effective on the date of such change. Interest shall be computed on a 360-day year basis based upon the actual number of days elapsed.

     2.2. TERM LOAN

          (A) ESTABLISHMENT OF TERM LOAN. Subject to the provisions of this Agreement, Bank shall make a term loan to Borrowers in the amount of One Million Six Hundred Twenty Thousand Dollars ($1,620,000; the "Term Loan").

          (B) PAYMENT. The Term Loan shall bear interest as provided in Subsection (C) of this Section 2.2 and shall be evidenced by, and repayable in accordance with, the Term Note but, in the absence of the Term Note, shall be evidenced by Bank's records of disbursements and repayments. Without in any way limiting Bank's right at any time to demand payment of the entire principal amount of the Term Loan, and all interest accrued thereon, upon the occurrence of an Event of Default, which right is absolute and unconditional, the principal balance of the Term Loan shall be payable in sixty (60) monthly installments as follows: (a) fifty-nine (59) equal monthly installments of Nineteen Thousand Dollars ($19,000.00) each, commencing __________________ and continuing on the last day of each month thereafter, and (b) a final payment of Four Hundred Ninety-Nine Thousand Dollars ($499,000.00) due and payable on ______________________.

          (C) INTEREST ON TERM LOAN. The Term Loan shall bear interest on the unpaid principal balance from time to time outstanding until the date paid at a rate per annum equal to the Contract Rate. Such interest shall be payable monthly commencing ___________________, and continuing on the last day of each month thereafter so long as any principal balance remains outstanding. Any increase or decrease in the Contract Rate resulting from a change in the Base Rate shall become effective on the date of such change. Interest shall be computed on a 360-day year basis based upon the actual number of days elapsed.

     2.3 CONDITIONS APPLICABLE TO REQUESTS FOR REVOLVING LOAN. In addition to all other conditions set forth in this Agreement, each request by Borrowers for funds to be advanced to Borrowers under the Revolving Loan also shall be subject to the following specific conditions:

          (A) NOTICE OF REQUEST. The President or Chief Financial Officer of EPI or any other Person designated in writing by the President or Chief Financial Officer of EPI shall notify Bank in writing or telephonically of Borrowers' request for funds to be advanced under the Revolving Loan, which request shall be received by Bank not later than 1:00 p.m., Cleveland, Ohio time and shall state the total amount of the funds to be advanced to Borrowers under the Revolving Loan.

          (B) BORROWING BASE CERTIFICATE. Borrowers' notice of request for a Revolving Loan shall be accompanied by a duly completed and executed borrowing base certificate in the

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form of EXHIBIT G-1 attached to this Agreement (the "Borrowing Base
Certificate"), demonstrating that the principal amount of the Revolving Loan, when added to the aggregate principal amount of all Revolving Loans then outstanding, shall not exceed the Revolving Loan Borrowing Base.

          (C) BORROWERS' ACCEPTANCE OF PROCEEDS. The acceptance by any of the Borrowers of the proceeds of any portion of the Revolving Loan, as of the date of such acceptance, shall be deemed to constitute (1) a representation and warranty by Borrowers to Bank that all conditions set forth in this Agreement have been satisfied, and (2) a confirmation by Borrowers of the granting and continuance of the Lien in favor of Bank created pursuant to this Agreement and the Credit Documents.

          (D) CONDITIONS TO MAKING REVOLVING LOAN. Bank shall not make any advance to Borrowers under the Revolving Loan unless (1) Bank shall have received Borrowers' written or telephonic request in the prescribed time as set forth in Subsection (A) of this Section 2.3, (2) no Event of Default shall then exist or, immediately after the making of any advance to Borrowers under the Revolving Loan, would exist, (3) all provisions or covenants contained in
Section 7 of this Agreement shall have been complied with or performed, (4) all of the Credit Documents shall be in full force and effect, (5) the representations and warranties contained in Section 6 of this Agreement shall be true and correct in all material respects as if made on and as of the date of such borrowing except to the extent that any such representations or warranties expressly relate to an earlier date, and (6) Bank shall not have made demand for the payment of the Obligations or otherwise terminated the availability of any portion of the Revolving Loan.

     2.4  FEES AND ADDITIONAL CHARGES.

          (A) CLOSING FEE. As additional consideration for the financing being made available to Borrowers under the provisions of this Agreement, Borrowers shall pay to Bank on the date of this Agreement a closing fee of $50,000 (the "Closing Fee"). The Closing Fee shall be fully earned upon the execution of this Agreement by Borrowers and Bank, and shall not be subject to proration or rebate upon any prepayment of the loans under this Agreement or termination of this Agreement for any reason.

          (B) UNUSED LINE FEE. Until such time as the Revolving Loan is terminated as provided in this Agreement and Borrowers' Obligations are paid in full, Borrowers shall pay to Bank a per annum amount calculated based on a 360-day year equal to one-quarter of one percent (.250%) per annum of the difference between the Revolving Loan Credit Limit for the preceding month and the average daily outstanding principal balance of the Revolving Loan during the preceding month (the "Unused Line Fee"). The Unused Line Fee shall be due and payable in arrears on the first day of each month commencing
_____________________.

     2.5 OPTIONAL CHARGE AGAINST REVOLVING LOAN. To the extent Borrowers do not remit, when due, any payments of interest or, in the case of loans other than the Revolving Loan, any payment of principal or any other payment required to be made by Borrowers to the Bank pursuant to the terms of any of the Credit Documents, the Bank may make such payment in the exercise of its reasonable discretion by increasing the outstanding principal balance of the Revolving Loan to prevent any such amount from becoming past due, but it is expressly acknowledged and agreed by Borrowers that Bank shall be under no obligation to do so.

     2.6 ACCOUNTINGS. Any accounting rendered by Bank to Borrowers shall be deemed correct and conclusively binding upon Borrowers unless (A) EPI notifies Bank by certified mail, return receipt requested, within thirty (30) calendar days after the date when each such accounting is mailed or otherwise delivered to Borrowers, or (B) there exists a bona fide mistake in such accounting regardless of which party discovers such mistake.

     2.7 ALL ADVANCES TO CONSTITUTE ONE LOAN. The Revolving Loan, the Term Loan and all other amounts owed by Borrowers to Bank under this Agreement, whether or not evidenced by a promissory note, shall constitute one obligation of Borrowers, secured by Bank's lien on and security interest in all of the Collateral. Each Borrower shall be jointly and severally liable to Bank for all of the Obligations, regardless of whether such Obligations arise as a result of advances made directly to Borrowers, it being stipulated and agreed that all monies advanced by Bank hereunder inure to the benefit of Borrowers, and that Bank is relying on the joint and several liability of Borrowers in extending credit and otherwise making advances hereunder.

     2.8 EXCESS INTEREST. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Bank has received interest under this Agreement in excess of the highest applicable rate, such excess interest shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess interest is greater than the unpaid principal balance, Bank shall promptly refund such excess interest to Borrowers.

     2.9 REVIVAL. To the extent that Borrowers make a payment or payments to Bank or to the extent Bank receives any payment or proceeds of the Collateral for Borrowers' benefit, which payment or proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment or proceeds had not been received by Bank.

3.   DEFAULT INTEREST

     Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Default Rate, calculated daily on a 360-day year basis, based upon the actual number of days elapsed.

4.   COLLATERAL; GENERAL TERMS

     4.1 GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of the Obligations, and in addition to any other Collateral or Lien securing the Obligations, Borrowers hereby grant to Bank a security interest in and to all of the following Property of Borrowers, whether now owned or existing or hereafter acquired or arising and wheresoever located:

          (A)  FIXED COLLATERAL.  All Fixed Collateral.

          (B)  REVOLVING COLLATERAL.  All Revolving Collateral.

          (C)  CASH COLLATERAL.  All Cash Collateral.

          (D) DEPOSITS; ACCOUNTS. Any and all deposits or other sums at any time credited by or due from Bank to Borrowers, whether in a Depository Account or other account, together with any and all instruments, documents, policies and certificates of insurance, securities, goods, Accounts, choses in action, general intangibles, chattel paper, cash or other Property, and the proceeds of each of the foregoing, to the extent owned by Borrowers or in which Borrowers have an interest and which now or hereafter are at any time in the possession or control of Bank or in transit by mail or carrier to or from Bank or in the possession of any Person acting in Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same, and any and all balances, sums, proceeds and credits of Borrowers with, and any claims of Borrowers against, Bank.

          (E) ACCESSIONS, PRODUCTS, AND PROCEEDS. All accessions to, substitutions for, and all replacements, products, and proceeds of the Property described in Subsections (A), (B), (C) and (D) above including, without limitation, proceeds of insurance policies insuring such Property.

          (F) BOOKS AND RECORDS. All books, records, and other property (including, without limitation, credit files, programs, printouts, and other materials and records) of Borrowers pertaining to any of the Property described in Subsections (A), (B), (C), (D) or (E) above.

     4.2 PERFECTION OF BANK'S SECURITY INTEREST IN COLLATERAL. Borrowers shall execute such financing statements provided for by applicable law, and otherwise take such other action and execute such assignments or other instruments or documents, in each case as Bank may request, to evidence, perfect, or record Bank's security interest in the Collateral. Borrowers hereby authorize Bank to execute and file any such financing statement or continuation statement on Borrowers' behalf. The parties acknowledge that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement to the extent permitted by law.

     4.3 INSURANCE. Borrowers shall maintain and pay for insurance including, without limitation, insurance upon all tangible Collateral wherever located, in storage or in transit in vehicles including goods evidenced by documents, covering casualty, hazards, public liability, and such other risks in such amounts and with such insurance companies as shall in each instance be reasonably satisfactory to Bank. Borrowers shall deliver certified copies of such policies or insurance binders thereof to Bank with satisfactory endorsements naming Bank as an additional insured and loss payee as its interest may appear. In the event Borrowers deliver insurance binders to Bank, then Borrowers shall deliver the insurance policies relating thereto to Bank within sixty (60) days of the date of this Agreement. Borrowers will use reasonable efforts to have each policy of insurance or endorsement contain a provision in substantially the same form or effect as set forth on
EXHIBIT F attached to this Agreement.   Borrowers shall promptly deliver to
Bank true copies of all reports made to insurance companies. Upon the occurrence and continuance of an Event of Default, Borrowers hereby irrevocably make, constitute, and appoint Bank (and all officers, employees, or agents designated by Bank) as Borrowers' true and lawful attorney-in-fact and agent, with full power of substitution, such that Bank shall have the right and authority to make, and adjust claims under such policies of insurance (provided, however, that Bank shall consult with Borrowers prior to finally making, settling, or adjusting claims under such policies of insurance), receive, and endorse the name of Borrowers on, any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance or to pay any premium in whole or in part relating thereto. Without waiving or releasing any obligation or default by Borrowers hereunder, Bank may (but shall be under no obligation to do so) at any time or times thereafter maintain such action with respect thereto which Bank deems advisable. All sums disbursed by Bank in connection therewith including, without limitation, reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, and until paid by Borrowers to Bank, with interest thereon at the Contract Rate, shall be additional Obligations hereunder secured by the Collateral.

     4.4 PROTECTION OF COLLATERAL; REIMBURSEMENT. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use or other taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of Borrowers' business operations which, if unpaid, could result in the imposition of any Lien upon the Collateral, shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, except as may otherwise be permitted hereunder or under any of the other Credit Documents, Bank may, at its option, but shall not be required to, pay the same. All sums so paid or incurred by Bank for any of the foregoing and any and all other sums for which Borrowers may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Bank may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder shall be repayable on demand and, until paid by Borrowers to Bank with interest thereon at the Contract Rate, shall be additional Obligations hereunder secured by the Collateral. Bank shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

     4.5 INSPECTION. Bank (by any of its officers, employees, agents or representatives) shall upon reasonable notice have the right to inspect the Collateral, all books, records, journals, orders, receipts or other correspondence related thereto (and to make extracts or copies thereof as Bank may desire) and the premises upon which any of the Collateral is located for the purpose of verifying the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral.

5.   COLLECTION OF ACCOUNTS; REPORTING

     5.1  COLLECTION OF ACCOUNTS.

          (A) PROCEEDS. From and after the first date Borrowers submit to Bank a notice of request for funds to be advanced under the Revolving Loan in accordance with Section 2.3(A), and except for minor petty cash required in the ordinary course of business of Borrowers, all checks, drafts, cash and other proceeds realized from the sale of any Inventory or otherwise from the sale or other disposition of any of the other Collateral including, but not limited to, all proceeds realized from the collection of the Accounts or otherwise pursuant to any contract right, note, bill, draft, acceptance, chose in action and other like forms of general intangibles, and all remittances received by Borrowers with respect to the foregoing, shall, upon receipt by Borrowers, be held by Borrowers as trustee of an express trust for Bank's sole benefit and subject to immediate deposit (in their original form duly endorsed in blank) in a special account over which Bank has the sole right and power of withdrawal, maintained at a financial institution acceptable to Bank (such financial institution and account being herein referred to as the "Depository Bank" and "Depository Account" respectively). The Depository Account shall be subject to the written agreement of the Depository Bank to waive any right of setoff it might otherwise claim to have against any funds in the Depository account and to otherwise charge any costs relative to the Depository Account to Borrowers or such other account(s) as Borrowers may maintain with the Depository Bank, such agreement (the "Depository Agreement") to be in form and substance acceptable to Bank. Bank assumes no responsibility for any claims of accord and satisfaction or release with respect to funds which have been deposited in the Depository Account.

          (B) LOCKBOX. If at any time requested by Bank, Borrowers shall instruct all Account Debtors to mail their payments directly to a designated post office lockbox (a "Lockbox") maintained at Borrowers' expense, with respect to which only Bank or, should Bank so agree, a designated financial institution shall have the right of access and all payments so received shall be subject to immediate deposit into the Depository Account.

          (C) BANK'S ACCOUNT. All funds held in the Depository Account shall be subject to transfer to an account designated by the Bank (the "Bank's Account") as set forth in the Depository Agreement or as otherwise designated by Bank and the application of any such funds to the payment of the Obligations shall not occur until Bank's receipt of such funds in cleared federal funds in Bank's Account. The order and method of application of such payment to the Obligations shall be in the sole discretion of Bank.

          (D) NOTIFICATION OF ACCOUNT DEBTORS. Upon the occurrence and continuance of an Event of Default, Bank shall have the right to notify Account Debtors and other Persons indebted to Borrowers of Bank's interest in any such amounts payable to Borrowers and to instruct such Account Debtors and other Persons to remit the same and deposit in Bank's Account of all funds arising therefrom (less any costs of collection and other charges or expenses incurred in connection therewith as hereinafter provided) in cleared federal funds, the same shall be applied to the Obligations.

     5.2 VERIFICATION OF ACCOUNTS. Any of Bank's officers, employees, or agents shall have the right, at any time or times hereafter, in the name of Bank, any designee of Bank or in the name of Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph, or otherwise.

     5.3 ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. On or before the fifteenth (15th) calendar day of each month from and after the date hereof, Borrowers shall deliver to Bank, in form and substance acceptable to Bank, a detailed aged trial balance of all then existing Accounts specifying the names, face value and dates of invoices for each Account Debtor obligated on an Account so listed. In addition, upon Bank's reasonable request, Borrowers shall furnish Bank with copies of proof of delivery and the original copy, if available of all documents relating to the Accounts including, without limitation, repayment histories and present status reports, relating to the Accounts and such other matters and information relating to the status of then existing Accounts as Bank shall reasonably request. If an Event of Default has occurred and is continuing, Borrowers shall execute and deliver to Bank, on forms supplied by Bank and at such intervals as Bank may from time to time require, written assignments of all of its Accounts after shipment of the subject goods, together with copies of invoices and/or invoice registers related thereto as Bank may from time to time request.

     5.4 OTHER REPORTS. Borrowers shall furnish Bank with (a) a "Borrowing Base Certificate" in the form attached to this Agreement as EXHIBIT G-1 each time Borrowers request Bank to advance funds under the Revolving Loan, (b) a "Borrowing Base Certificate" in the form attached to this Agreement as EXHIBIT G-2 on or before the fifteen (15th) calendar day of each month from and after the date hereof, dated as of the end of the preceding accounting period, (c) on or before the fifteenth (15th) day of each month from and after the date hereof, a report listing Borrowers' Inventory as of the last day of the preceding accounting period, and (d) such other reports regarding Inventory as Bank from time to time reasonably may request. Such reports shall be on forms requested or provided by Bank and shall contain such detailed information as is satisfactory to Bank. Borrowers shall conduct a physical count of its Inventory at such reasonable intervals as Bank may request (but in no event less than once during each fiscal year) during the term of this Agreement and shall supply Bank with a copy of such physical count accompanied by a report of the value (at the lower of cost, calculated on a first-in, first-out basis, or market value thereof).

6.   REPRESENTATIONS AND WARRANTIES

     6.1 GENERAL REPRESENTATIONS AND WARRANTIES. As an inducement to Bank to make advances under this Agreement, Borrowers warrant and represent to Bank each of the following:

          (A) EXISTENCE; FOREIGN QUALIFICATION. EPI is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly qualified and authorized to do business and is in good standing as a foreign corporation in each other state or jurisdiction where the character of its Property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect. EPIC is a general partnership duly organized and validly existing under the laws of the State of Ohio and is duly qualified and authorized to do business and is in good standing as a foreign partnership in each other state or jurisdiction where the character of its Property or the nature of its activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect.

          (B) AUTHORITY. Each Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Credit Documents to which it is a party. This Agreement and each of the other Credit Documents to which a Borrower is a party have each been duly authorized and approved by the all necessary actions of such Borrower, and are the valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms. The execution, delivery and performance of this Agreement and each of the other Credit Documents to which a Borrower is a party will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon any Property of such Borrower under the provisions of, a Borrower's applicable Certificate of Incorporation, Articles of Incorporation, Regulations, Bylaws, Partnership Agreement or any Material Agreement.

          (C) MATERIAL AGREEMENTS. Except as disclosed on EXHIBIT H attached to this Agreement, no Borrower is a party to any (1) Debt Instrument, (2) security agreement, mortgage, deed of trust, pledge, assignment, or other document or arrangement whereby any Lien upon any of Borrowers' Property exists in favor of any Person other than Bank, (3) lease (capital, operating or otherwise), whether as lessee or lessor thereunder, (4) contract, commitment, agreement, or other arrangement involving the purchase or sale of any Inventory by such Borrower, or the license of any right to or by such Borrower, (5) contract, commitment, agreement, or other arrangement with any Affiliate of such Borrower, (6) management or employment contract or contract for personal services with any Affiliate of such Borrower, which is not otherwise terminable at will or on less than ninety (90) days notice without liability, (7) collective bargaining agreement, (8) Pension Plan, or (9) other contract, agreement, understanding or arrangement which, if individually or in the aggregate as to Sub-paragraphs (1) through (8) above is violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

          (D) OTHER CORPORATE AFFILIATES. Except as disclosed on EXHIBIT I attached to this Agreement, no Borrower (1) has any Subsidiaries, (2) has been the surviving corporation of any merger or consolidation during the preceding five (5) years, or (3) has been known as or operated under or otherwise used any other corporate or fictitious name, trade name, or trade style during the preceding five (5) years.

          (E) COMPLIANCE WITH LAWS. Each Borrower (1) holds all permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from all Federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business is in full compliance with applicable law, (2) is in full compliance with all Federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, (3) is not in violation of or in default under any Material Agreement, and (4) has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA which, if individually or in the aggregate as to Sub-paragraphs (1) through (4) above is violated, breached, or terminated for any reason, would have a Material Adverse Effect.

          (F) LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as disclosed on EXHIBIT J attached to this Agreement, there are (1) no lawsuits, actions, investigations, or other proceedings pending or, to the best of Borrowers' knowledge, threatened against any Borrower, or in respect of which any Borrower may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (2) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Borrower, or threats of work stoppage, strike, or pending demands for collective bargaining, which would have or would be reasonably expected to have a Material Adverse Effect. Except as disclosed on EXHIBIT J attached to this Agreement, there are no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Borrower is a party or by which any Borrower's Property is bound.

          (G) USE OF PROCEEDS. Borrowers' uses of the proceeds of any advances made by Bank to Borrowers pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by each Borrower, and such uses are and will continue to be consistent with all applicable laws and statutes in all material respects, as in effect from time to time. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of any regulation of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any loans to Borrowers will be used to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any margin stock, or to extend credit to others for the purpose of purchasing or carrying margin stock.

          (H) INTELLECTUAL PROPERTY. Each Borrower owns, possesses, or has the right to use all the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others. All such patents, patent applications, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on EXHIBIT K attached to this Agreement.

          (I) LOCATION OF COLLATERAL. All of the Collateral is located at a Collateral Location.

          (J) TITLE TO ASSETS. Borrowers have good title to and ownership of all Property they purport to own, which, in the case of the Collateral, is free and clear of all Liens, except those in favor of Bank and any Permitted Liens.

          (K) FINANCIAL STATEMENTS. The Financial Statements have been prepared in accordance with GAAP and in conformity with Borrowers' normal accounting practices, policies, and principles which have been consistently applied and which fairly present the financial position of Borrowers at such date and the results of operations of Borrowers for such period. There has not been any change in the condition, financial or otherwise, of Borrowers as shown on Borrowers' most recent interim Financial Statements, and no change in the aggregate value of machinery and equipment reflected on Borrowers' most recent Financial Statements, except changes in the ordinary course of business, none of which individually or in the aggregate will have a Material Adverse Effect, except as disclosed in this Agreement.

          (L) ACCURATE AND COMPLETE STATEMENTS. Neither this Agreement nor any written statement made by Borrowers in connection with this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in this Agreement not misleading, except any bona fide mistakes therein. After due inquiry by Borrowers, there is no known fact which Borrowers have not disclosed to Bank which has a Material Adverse Effect.

          (M) TAX RETURNS. All Federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Borrower have been filed, and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Borrower is adequate for all years not closed by applicable statutes and for the current fiscal year.

          (N) SECURITIES LAWS. Borrowers' execution and delivery of this Agreement and each of the other Credit Documents to which they are a party will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto.

          (O) ENVIRONMENTAL LAWS. Except as disclosed on EXHIBIT L attached to this Agreement, (1) the Premises and all other real property owned or leased by any Borrower, and all improvements, equipment or other Property located thereon or used therein and all business operations conducted thereupon, have been operated or maintained, and are, in compliance in all material respects with, (a) the provisions of the Federal Occupational Safety and Health Act, the National Environmental Protection Act, the Resource Conservation and Recovery Act, and all rules and regulations thereunder and all similar Federal, state and local laws, rules, and regulations, and (b) all applicable Federal, state, and local laws, rules, and regulations relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste, or materials, or other environmental, health or safety matters, and (2) there are no outstanding citations, notices, or orders of non-compliance issued to any Borrower, or relating to the respective businesses, assets, property, leaseholds, or equipment of any Borrower under any such laws, rules, or regulations. Borrowers shall indemnify and hold Bank harmless from and against any liability, loss, damage, suit, action, or proceeding pertaining to solid or hazardous waste materials or other waste-like or toxic substances discovered at or relating to Borrowers' business operations or the locations where Borrowers previously did, presently do, or in the future may, operate their business including, without limitation, claims of any Federal, state, or municipal government or quasi-governmental agency, or any third person, whether arising under the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act, or any other Federal, state, or municipal law or regulation, or tort, contract or common law.

          (P) CONTINUED BUSINESS. There exists no actual, pending, or, to the best of Borrowers' knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Borrower and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Borrower, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Borrower in any respect or prevent any Borrower from conducting such business or the transactions contemplated by this Agreement in substantially the same manner which it was theretofore conducted.

          (Q) MAINTENANCE OF FIXED COLLATERAL. Except as provided in Exhibit B, all Fixed Collateral necessary to conduct Borrowers' business is in good operating condition and has been maintained in accordance with prevailing industry practices.

          (R) FRAUDULENT CONVEYANCE. The security interests and liens granted by Borrowers and/or the utilization of the proceeds of the borrowings described in this Agreement are not, and will not be, in violation or contravention of the general corporate laws of Ohio, the Uniform Fraudulent Conveyance Act as adopted in Ohio, or any other law designed for the protection of the rights of creditors.

     6.2 REAFFIRMATION. Each request for an advance made by Borrowers pursuant to this Agreement shall, unless Bank is otherwise notified in writing prior to the time of such advance, constitute (A) an automatic representation and warranty by Borrowers to Bank that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time and/or the making of such advance, would constitute an Event of Default, and (B) a reaffirmation as of the date of such request of all of the representations and warranties of Borrowers contained in this Agreement or any of the other Credit Documents, except with respect to the Exhibits attached to this Agreement (the "Exhibits"), provided that Borrowers provide to Bank (1) upon the occurrence of events or conditions which have or would reasonably be expected to have a Material Adverse Effect, information necessary to update the Exhibits describing such events, occurrences or conditions, and (2) changes or additions to the information on the Exhibits as otherwise required by this Agreement.

7.   COVENANTS AND CONTINUING AGREEMENTS

     7.1 AFFIRMATIVE COVENANTS. So long as any Obligations remain unsatisfied, each Borrower covenants that, unless otherwise consented to by Bank in writing, it will undertake each of the following:

          (A) TRANSACTION FEES. Pay to Bank, on demand, any and all fees, costs or expenses which Bank pays to a bank or other similar institution arising out of or in connection with (1) the forwarding by Bank to Borrowers or any other Person on behalf of Borrowers of any proceeds of loans made by Bank pursuant to this Agreement, or (2) the depositing for collection, by Bank, of any check or item of payment received and/or delivered to Bank on account of the Obligations.

          (B) EXISTENCE. Preserve and maintain its separate legal existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary in order for Borrowers to conduct their business in such states except where the failure to so qualify would not have a Material Adverse Effect.

          (C) TAX RETURNS AND PAYMENT OF TAXES. File all Federal, state, and local tax returns and other reports such Borrower is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same are being contested in good faith by appropriate proceedings and adequate book reserves have been established with respect to each such claim being contested.

          (D) MAINTENANCE OF PROPERTY. Maintain the Property necessary to conduct its business in good condition and make all necessary renewals, repairs, replacements, additions and improvements thereto so as to maintain the value and operating efficiency thereof, ordinary wear and tear excepted.

          (E) COMPLIANCE WITH LAWS. Comply with all laws, ordinances, governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business or which, if violated, might result in a Material Adverse Effect.

          (F) ERISA COMPLIANCE. At all times make prompt payment of any and all contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each Pension Plan, if any, maintained by Borrowers and otherwise in regard thereto (1) furnish Bank, upon Bank's request therefor, with any annual report required to be filed pursuant to Section 103 of ERISA in connection with each Pension Plan, (2) notify Bank as soon as practicable of any "Reportable Event" (as defined under ERISA) other than any event not required to be reported to the Pension Benefit Guaranty Corporation ("PBGC") in accordance with applicable regulations and of any additional act or condition arising in connection with any Pension Plan which might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer the Pension Plan, and (3) furnish to Bank, promptly upon Bank's request therefor, such additional information concerning any such Pension Plan or any other such employee benefit plan as may be reasonably requested.

          (G) ACCOUNT DEBTOR DISCLOSURE. Promptly upon, but in no event later than ten (10) business days after, learning thereof, inform Bank, in writing, of the assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by it to any Account Debtor and not otherwise disclosed to Bank; and furnish to and inform Bank of all material adverse information relating to the financial condition of any Account Debtor.

          (H) BOOKS AND RECORDS. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

          (I) FINANCIAL INFORMATION. Cause to be prepared and furnished to Bank the following financial information (which in the case of any financial statements shall consist of a consolidated and consolidating balance sheet, income statement and cash flow statement kept and prepared in accordance with GAAP, unless Borrowers' independent certified public accountants concur in any changes therein and such changes are disclosed to Bank and are consistent with then generally accepted accounting principles):

               (1) On or within one hundred twenty (120) days after the close of each fiscal year of EPI, the audited annual consolidating and consolidated financial statements of EPI and its Subsidiaries as of the end of such year prepared by a firm of independent certified public accountants of recognized standing acceptable to Bank, together with a management letter, if any, of such independent certified public accountants;

               (2) On or within thirty (30) days after the end of each calendar month hereafter, unaudited consolidated and consolidating and interim financial statements of EPI and its Subsidiaries as of the end of the preceding accounting period and of the portion of Borrowers' fiscal year then elapsed certified by the principal financial officer of EPI as prepared in accordance with GAAP (without footnote disclosures) and fairly presenting the financial position and results of operations of Borrowers for such accounting period;

               (3) On or within thirty (30) days after the close of each fiscal year of Borrowers, a projected income statement and cash flow statement of Borrowers, prepared on a consolidated basis, for their next fiscal year;

               (4) As soon as possible, but not later than fifty (50) calendar days after the end of each fiscal quarter, (a) a copy of EPI's Form 10-Q filed with the Securities and Exchange Commission, and (b) a financial covenant compliance worksheet, in form reasonably satisfactory to Bank, reflecting the computation of the financial covenants set forth in Section 7.1 and 7.2 of this Agreement as of the end of the period covered by such financial statements.

               (5) Concurrently with the delivery of each of the financial statements described in Subparagraphs (1) and (2) above, a certificate from the chief financial officer of EPI certifying to Bank that (a) to the best of his knowledge, Borrowers have kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrowers contained in this Agreement or the other documents, and that no Event of Default, or any event which with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred or specifying any such Event of Default, or
          (b) one or more Events of Default has occurred and is continuing, and setting forth Borrowers' proposed resolutions to remedy such Events of Default;

               (6)  In addition to the Form 10-Q described above in Subparagraph
          (4) of this Section 7.1(I), copies of any definitive proxy statements, financial statements or definitive proxy statements, financial statements or reports which Borrowers have made available to its shareholders, and copies of any regular periodic or special reports, schedules, registration statements or other documents (including, without limitation, all Forms 8-K and 10-K) which Borrowers file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange or self-regulatory securities organization including the National Association of Securities Dealers, Inc.; and

               (7) Such other data and information (financial and otherwise) as Bank, from time to time, may reasonably request, bearing upon or related to the Collateral or each Borrower's financial condition and/or results of operations.

          (J) NOTIFICATION OF CERTAIN EVENTS. Notify Bank in writing of each of the following occurrences:

               (1) Promptly upon learning thereof, of the institution of any material suit, action, or administrative proceeding against a Borrower or relating to any of its Property, whether or not the claim is considered by such Borrower to be covered by insurance;

               (2) At least fifteen (15) days prior thereto, of a Borrower's opening of any new office or place of business or closing of any existing office or place of business;

               (3) Promptly upon learning thereof, of any material labor dispute to which a Borrower may become a party, any strikes or walkouts relating to any of their plants or other facilities, and the expiration of any material labor contract to which such Borrower is a party or by which it is bound;

               (4) Within seven (7) business days after obtaining knowledge of the occurrence of a Borrower's default under any Material Agreement;

               (5) Promptly upon the occurrence thereof, of any default by any obligor under any note or other evidence of debt payable, other than Accounts, to a Borrower; and

               (6) Promptly upon the occurrence thereof, of any Event of Default.

          (K) INVENTORY RECEIPTS. Provide Bank, upon the request of Bank, with all warehouse receipts respecting any Inventory and copies of all agreements between a Borrower and any bailee, warehousemen or similar party with whom Inventory may from time to time be stored.

          (L) GOVERNMENT ACCOUNTS. If any of the Accounts arise out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, promptly notify Bank thereof in writing and execute any instruments and take any other action required or requested by Bank to perfect Bank's security interest in such Accounts under the provisions of the Assignment of Claims Act of 1940.

          (M) DELIVERY OF EVIDENCE OF OWNERSHIP. Deliver to Bank, at Bank's reasonable request, within two (2) business days after Bank's request: (i) any and all evidence of ownership of Fixed Collateral, inclusive of any certificates of title or applications therefor, and (ii) accurate, itemized records, maintained to the best of Borrowers' ability, describing the kind, type, quantity and value of all Fixed Collateral, a summary of which shall be provided to Bank.

          (N) DELIVERY OF ACCOUNT INSTRUMENTS. In the event any Account is or becomes evidenced by any note, trade acceptance or other instrument, promptly notify Bank of such fact and, upon Bank's reasonable request, deliver the same to Bank, appropriately endorsed to Bank's order and, regardless of the form of such endorsement, Borrowers hereby waive presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

          (O) TANGIBLE NET WORTH. Commencing on the date of this Agreement, and continuing on the last day of each fiscal quarter of Borrowers thereafter, Borrowers shall maintain on a consolidated basis, a Tangible Net Worth which is equal to or greater than the following amounts on the following dates:


          DATE                                   TANGIBLE NET WORTH
          ----                                   ------------------
     On the date of this Agreement                     $4,750,000

     On February 28, 1998                              $4,500,000

     On May 31, 1998                                   $4,250,000

     On August 31, 1998                                $4,400,000



     On November 30, 1998                              $4,550,000

     On February 28, 1999                              $4,750,000

     On May 31, 1999 and on the                        $5,000,000
     last day of each quarter thereafter
     through February 29, 2000

     On May 31, 2000 and on the                        $5,250,000
     last day of each quarter thereafter
     through February 28, 2001

     On May 31, 2001 and on last day                   $6,250,000
     of each quarter thereafter


          For purposes of this Section 7.1(O) and Section 7.1(P), "Tangible Net Worth" shall mean the amount of the shareholders' equity computed in accordance with GAAP applied in the preparation of the certified consolidated financial statements of EPI described in Section 7.1(I), but deducting from such amount the sum of (1), (2), (3) and (4) below:

               (1) The net book value of all intangible assets including, without limitation, goodwill, trademarks, trade names, copyrights, patents, and rights in any thereof, unamortized debt discount and expense and "special technologies";

               (2) The net book value of all marketable and nonmarketable securities which are not deemed to be cash equivalents by Bank (but excluding for this purpose up to $2,000,000 of restricted cash received from the proceeds of the initial public offering of EPI shares which will be earmarked for long-term asset acquisitions);

               (3) Any write-up in the book value of any assets, other than write-ups in the ordinary course of business, resulting from a revaluation thereof which results in a corresponding increase in shareholder equity;

               (4) Loans or advances to individual shareholders, employees or any other individual, corporation, or other entity;

          (P)  TOTAL DEBT/TANGIBLE NET WORTH RATIO.  Commencing on
     February 28, 1998, and continuing on the last day of each fiscal quarter of Borrowers thereafter, Borrowers shall maintain, on a consolidated basis, a Total Debt to Tangible Net Worth ratio which is equal to or less than the following ratios on the following dates:

          DATE                          TOTAL DEBT TO TANGIBLE
                                        NET WORTH RATIO

     February 28, 1998                            1.25 to 1

     February 28, 1999                            1.50 to 1

     February 29, 2000, and
     thereafter                                   2.00 to 1



     For purposes of this Section 7.1(P) "Total Debt" shall mean the sum of all balance sheet liabilities of Borrowers, determined on a consolidated basis in accordance with GAAP.

          (Q)  INTEREST COVERAGE RATIO.  Commencing on February 28,
     1999, and continuing on the last day of each calendar quarter thereafter, maintain, on a consolidated rolling four (4) calendar quarter basis, an "Interest Coverage Ratio" equal to or greater than
     3.00. For purposes of this Section 7.1(Q), (1) the numerator of the "Interest Coverage Ratio" shall equal the net consolidated cumulative net income plus interest, taxes, depreciation, amortization and other non-cash expenses of EPI and its Subsidiaries for the applicable four
     (4) prior consecutive calendar quarters, and (2) the denominator shall equal total consolidated cumulative interest expense of EPI and its Subsidiaries for such period.

          (R) BANK FEES; AUDIT FEES. Borrowers promptly shall reimburse Bank for all reasonable legal fees, recording and filing fees, and related expenses incurred by Bank in connection with the transactions described in this Agreement. Borrowers shall pay Bank an audit fee and any other expenses actually incurred by Bank in connection with its periodic audit of the books and records of Borrowers.
     Borrowers hereby authorize Bank to pay such fees and expenses and charge the same to Borrowers' loan account with Bank. It is agreed that the current audit fee charged by Bank is $500 per man day plus any out-of-pocket expenses incurred by Bank in connection with the audit.

          (S) FIXED CHARGES COVERAGE RATIO. Commencing as of November 30, 1998, and continuing on the last day of each fiscal quarter thereafter, maintain a "Fixed Charges Coverage Ratio" equal to or greater than 1.0 to
     1.0. For purposes of this Section 7.1(S), (1) the numerator of the "Fixed Charges Coverage Ratio" shall equal Borrowers' consolidated net income before interest expenses, taxes, depreciation and amortization for the period for which the calculation is being made MINUS Capital Expenditures (excluding Capital Expenditures solely made from proceeds of the initial public offering of EPI stock) during such period, and (2) the denominator of the "Fixed Charges Coverage Ratio" shall equal the sum of Borrowers' interest expense and principal payments on Debt Instruments during such period. The Fixed Charges Coverage Ratio shall be calculated for the following periods on the following dates:

          DATE OF CALCULATION                PERIOD COVERED

          November 30, 1998                  August 31, 1998 -
                                             November 30, 1998

          February 28, 1999                  August 31, 1998 -
                                             February 28, 1999

          May 31, 1999                       August 31, 1998 -
                                             May 31, 1999

          August 31, 1999 and on the         The rolling twelve (12) month
          last day of each fiscal quarter    period ending on the last day
          thereafter                         of the fiscal quarter then ended


          (T) CASH COLLATERAL. Maintain on deposit with Bank Cash Collateral of not less than $750,000 at any time.

     7.2 NEGATIVE COVENANTS. So long as any Obligations remain unsatisfied, each Borrower covenants that, unless Bank has first consented thereto in writing, it will not cause to occur or undertake any of the following:

          (A) MERGERS AND ACQUISITIONS. Merge, consolidate, or acquire all or any substantial portion of the assets or capital stock of any Person except between any Borrowers.

          (B) LOANS AND ADVANCES. Make any loans or other advances of money, or grant extensions of credit to any Person including, without limitation, their Affiliates, Subsidiaries, officers, employees, and shareholders, normal extensions of trade credit in the ordinary course of business and reasonable salary, travel, or relocation advances, advances against commissions, and other similar advances in the ordinary course of business which, in the aggregate, are not in excess of $25,000 at any time.

          (C) PERMITTED INDEBTEDNESS. Create, incur, assume, or suffer to exist any Indebtedness except (1) the Obligations and (2) the following (herein referred to as "Permitted Indebtedness"):

               (a) Trade payables and other liabilities incurred in the ordinary course of business; and

               (b) Such other Indebtedness as described on EXHIBIT M attached to this Agreement, Permitted Liens, or as approved by Bank in writing.

          (D) AFFILIATED TRANSACTIONS. Except as permitted by Sections 7.2(B), 7.2(H) and 7.2(I) of this Agreement, enter into, or be a party to, any transaction with any Affiliate of any Borrower, except in the ordinary course of, and pursuant to the reasonable requirements of, such Borrower's business and upon fair and reasonable terms which are fully disclosed to Bank and are no less favorable to such Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate of a Borrower.

          (E) MODIFICATION OF ACCOUNTS. Permit or agree to any material extension or modification with respect to, or compromise or settle any Accounts, which singly or in the aggregate would or would be expected to result in a Material Adverse Effect.

          (F) GUARANTEES. Become or be liable with respect to any Guaranty except (i) by endorsement of instruments or items of payment in the ordinary course of business for deposit or collection, and (ii) the guaranty of payment to a third party of a Borrower by another Borrower in the ordinary course of business.

          (G) PERMITTED LIENS. Permit or suffer to exist any Lien in or upon any of the Collateral, except the following (herein referred to as "Permitted Liens"):

               (1) Those security interests granted in favor of Bank pursuant to this Agreement and the other Credit Documents;

               (2) Liens securing taxes, assessments, or governmental charges or levies, or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided the payment thereof is not at the time required;

               (3) Liens incurred or deposits made in the ordinary course of business, and provided any amounts secured thereby are not overdue or delinquent in any respect;

               (4) Attachment, judgment, and other similar non-tax Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed or bonded within thirty (30) days after issuance or filing and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

               (5) Reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other similar title exceptions or encumbrances affecting real Property, provided they do not in the aggregate materially detract from the value of such Properties or materially interfere with their use in the ordinary conduct of such Borrower's business; and

               (6) Such other Liens as described on EXHIBIT N attached to this Agreement or as approved by Bank in writing.

          (H) CAPITAL DISTRIBUTIONS. Except as permitted in Section 7.2(B) of this Agreement, make loans or advances, pay dividends or make distributions in cash or otherwise, effect any redemption or other distribution of property to any shareholder (other than a Borrower), or invest in or purchase any stock or securities of any individual, firm, or corporation (other than a Borrower) (collectively, the "Permitted Capital Transactions"), or sell, pledge, encumber, or transfer any of its capital stock except to a Borrower; provided, however, that notwithstanding the foregoing, EPI may pay dividends on EPI's Cumulative Preferred Stock, par value $.01 per Share, designated "Meridian Preferred Stock" as more particularly described on Exhibit N-1.

          (I) DIVESTITURES. Except as permitted in Section 7.2(B) of this Agreement, divest themselves of any material assets or business theretofore conducted by transferring the same to any Affiliate (other than a Borrower) or any partnership, joint venture, or similar arrangement or subcontract any operations to any Affiliate (other than a Borrower); provided, however, that Borrower may (i) purchase new equipment to be used at a facility in Mt. Pleasant, Tennessee (the "Mt. Pleasant Facility") in connection with a proposed joint venture between EPI and Laidlaw Environmental Services, Inc. ("Laidlaw") in accordance with the terms set forth in the letter of intent between Laidlaw and EPI dated November 11, 1997 (the "Letter of Intent") and (ii) direct processable paint waste from EPI's automotive manufacturing customers located in the southeastern United States to the Mt. Pleasant Facility in accordance with the Letter of Intent, and any such actions shall not be deemed a violation of this Section 7.2(I).

          (J) CAPITAL EXPENDITURES. Make Capital Expenditures which would cause the Capital Expenditures of Borrowers, determined in the aggregate on a consolidated basis, commencing with the date of this Agreement, to exceed the following amounts during the following time periods:


          TIME PERIOD                             CAPITAL EXPENDITURE LIMITS
          -----------                             --------------------------
          Commencing on the date
          of this Agreement and ending on
          February 28, 1998                          $  500,000

          Commencing on March 1, 1998
          and ending on February 28, 1999            $4,500,000

          Commencing on March 1, 1999
          and ending on February 29, 2000            $4,500,000

          Commencing on March 1, 2000
          and ending on February 28, 2001            $  500,000

          Commencing on March 1, 2001
          and ending on February 28, 2002
          and for each succeeding twelve-
          month period commencing on the
          first day of March and ending on the
          last day of February                       $  500,000


          (K) PRINCIPAL BUSINESS LOCATION. Transfer its executive offices, or maintain records with respect to Accounts, at any locations other than a principal business location identified on EXHIBIT A attached to this Agreement, except upon providing Bank with thirty (30) days' prior written notice thereof.

          (L) DEPOSITS AND WITHDRAWALS. Except with respect to transactions otherwise permitted hereunder, make deposits to or withdrawals from any of its deposit accounts for the benefit of any of their Affiliates.

          (M) DISPOSITION OF PROPERTY. Sell, lease, transfer or otherwise dispose of any of its Property, other than Inventory sold in the ordinary course of business and other than the divestitures described above in Subparagraph (I) of this Section 7.2.

          (N) NAMES. Use any business name (other than its own) or any fictitious name, trade name, trade style or "d/b/a" except for the names disclosed on EXHIBIT O attached to this Agreement and made a part hereof unless EPI provides Bank with thirty (30) days prior written notice thereof.

          (O) CONDITIONAL SALES. Make a sale to any customer on approval, consignment, bill-and-hold, guaranteed sale, sale and return or any other repurchase basis, unless such sale is specifically identified on the written assignments of Accounts delivered to Bank pursuant to Section 5.3 of this Agreement.

          (P) MARGIN SECURITIES. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Bank shall have received an opinion of counsel satisfactory to Bank to the effect that such purchase or acquisition will not cause this Agreement or the Promissory Note to violate Regulation G or any other regulation of the Federal Reserve Board then in effect.

          (Q) RESTRICTED INVESTMENTS. Make or have any Restricted Investment, which for purposes of this Agreement shall mean any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, indebtedness or other obligation, or Security, or by loan, advance or capital contribution, or otherwise, in any Property except the following:

               (1)  Property to be used in the ordinary course of business;

               (2) Current assets arising from the sale of goods and services in the ordinary course of business of Borrowers;

               (3) Investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one
          (1) year from the date of acquisition thereof;

               (4) Investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof; and

               (5) Investments in money market accounts and certificates of deposit.

          (R) LEASE/SALE OF PROPERTY. Enter into any arrangement with any Person providing for the leasing by such Borrower of Property which has been or is to be sold or transferred by any Borrower to such person if funds have been or are to be advanced by such Person on the security of such Property or rental obligations of such Borrower.

          (S) PREPAYMENT OF INDEBTEDNESS. Make any prepayment of principal on any Indebtedness, except: (1) the Obligations; and (2) payment discounts offered by the vendors of Borrowers.

          (T) PAYMENTS ON AFFILIATE LOANS. Make any payments of principal and/or interest to any Affiliate of any Borrower on any indebtedness, loan or advance to one or more Borrowers by any such Affiliate; provided that Borrowers may make a payment of up to $500,000 towards indebtedness owed to Meridian National Corporation with proceeds of the initial public offering of EPI stock.

8.   SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT

     Except as otherwise expressly provided for in this Agreement and in any of the other Credit Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Credit Documents shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrowers or Bank in any way or respect relating to (1) any transaction or event occurring prior to such termination or cancellation or (2) any of the undertakings, agreements, covenants, warranties and representations of Borrowers or Bank contained in this Agreement or the other Credit Documents. Once all Obligations of Borrowers to Bank have been fully paid and satisfied and this Agreement is terminated, then all such undertakings, agreements, covenants, warranties and representations shall be terminated and cancelled and Bank shall terminate its Lien on the Collateral and have no further rights and remedies.

9.   CONDITIONS PRECEDENT

     9.1 CONDITIONS. Notwithstanding any other provision of this Agreement or any of the other Credit Documents, and without affecting in any manner the rights of Bank under the other Sections of this Agreement, it is understood and agreed that Bank shall have no obligation to advance funds to Borrowers at any time under Section 2 of this Agreement unless and until each of the following conditions have been and continue to be satisfied, all in form and substance satisfactory to Bank and its counsel:

          (A) ABSENCE OF LEGAL ACTIONS. No legal action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, this Agreement or any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Bank's reasonable opinion would make it inadvisable to consummate the transactions contemplated by this Agreement.

          (B) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Borrowers in this Agreement are true and correct in all material respects and no Event of Default or condition which, with notice, lapse of time or both would constitute an Event of Default then exists.

          (C) OTHER MATERIAL EVENTS. No event, occurrence or condition shall then exist which would have a Material Adverse Effect.

          (D) DELIVERY OF DOCUMENTS. Bank shall have received the following documents, each to be in form and substance satisfactory to Bank and its counsel:

               (1)  The Promissory Note duly executed by Borrowers;

               (2)  The Term Note duly executed by Borrowers;

               (3) The written opinion of counsel to Borrowers as to the transactions contemplated by this Agreement, in form and substance satisfactory to Bank and its counsel;

               (4) Copies of all filing receipts or acknowledgments or other oral or written evidence issued by any governmental authority to evidence any filing or recordation necessary to perfect or amend the Liens of Bank in the Collateral and evidence in a form acceptable to Bank that such Liens constitute valid and first priority perfected Liens, subject only to any Permitted Liens;

               (5) Certificates for each of Borrowers' insurance policies evidencing the existence of the insurance coverage required pursuant to the Credit Documents, together with all appropriate endorsements thereto naming Bank as a lender's loss payee, mortgagee and additional insured;

               (6) A Certificate of the Secretary or an Assistant Secretary of each Borrower, dated as of the date of this Agreement, certifying (a) that attached thereto is a true and complete copy of the Articles (or Certificate) of Incorporation and Code of Regulations (or Bylaws) of such Borrower, as in effect on the date of such certification, (b) that attached thereto is a true and complete copy of resolutions, in form satisfactory to Bank, adopted by the Board of Directors of such Borrower, authorizing the execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and (c) as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Agreement and the other Credit Documents to which such Borrower is a party;

               (7) Good standing certificates for each Borrower issued by the Secretary of State of each jurisdiction in which such Borrower's qualification is required under this Agreement.

               (8) A certificate signed by the President or Chief Financial Officer of each Borrower and dated as of the date of this Agreement, stating that (a) the representations and warranties set forth in
          Section 6 hereof are true and correct on and as of such date, (b) such Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, and (c) on such date no event or condition has occurred or is continuing which with the giving of notice, the lapse of time, or both, would constitute an Event of Default;

               (9) Duly executed written lien waivers and landlord consents in favor of Bank from each lessor, bailee, warehouseman, mortgagee or similarly situated Person who may, with respect to any location at which any of the Collateral is to be located or stored, by operation of law or otherwise, have any Lien in or upon such Collateral;

               (10) Delivery of the Borrowing Base Certificate, dated as of the date of this Agreement, described in Section 5.4 of this Agreement;

               (11) A pro-forma balance sheet for EPI and its Subsidiaries as of the date hereof, certified by the President or Chief Financial Officer of EPI as being true, complete and accurate, reflecting a consolidated Tangible Net Worth of at least $4,750,000 on the date of this Agreement and otherwise acceptable to Bank;

               (12) A summary aged trial balance of Borrowers' Accounts as of _________, 1998, a report listing Borrowers' inventory as of
          ______________ and a period-end recapitulation regarding inventory and accounts receivable of Borrowers, in each case in form and substance acceptable to Bank;

               (13) Written instructions from Borrowers directing the disbursement of proceeds of the loans made pursuant to this Agreement; and

               (14) Such other agreements, instruments and documents including, without limitation, assignments, security agreements, mortgages, deeds of trust, pledges, guaranties and consents, which Bank may require to be executed in connection with this Agreement.

          (E) CLOSING OF PUBLIC OFFERING. The proposed initial public offering of EPI stock has been completed and closed in accordance with the terms of such offering disclosed to Bank.

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

     9.2 WAIVER OF CONDITIONS PRECEDENT. If Bank makes the initial loans hereunder prior to the fulfillment of any of the conditions precedent set forth in Section 9.1 hereof, the making of such initial loans shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof unless expressly stated, and Borrowers shall thereafter use their best efforts to fulfill each such condition promptly.

10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (A) PAYMENT OF DEBT SERVICE. Failure by Borrowers to (1) make payment of principal, interest or any other sum on any Note on the due date thereof, (2) pay any other Obligation on the due date thereof, or (3) to remit Accounts or deposit funds as required by the terms of this Agreement.

          (B) REPRESENTATIONS AND WARRANTIES. Any warranty, representation, or other statement made or furnished to Bank by or on behalf of Borrowers, any guarantor of the Obligations in this Agreement or in any of the other Credit Documents or in any instrument furnished in compliance with or in reference to this Agreement proves to have been false or inaccurate in any material respect when made or furnished.

          (C) OTHER PROVISIONS. Failure or neglect by Borrowers or any guarantor of the Obligations to perform, keep, or observe any other term, provision, condition, covenant, warranty or representation contained in this Agreement or in any of the other Credit Documents which is required to be performed, kept, or observed by Borrowers, any such guarantor and such failure continues for a period of ten (10) days after Bank has given Borrowers written notice thereof in the manner set forth in Section 12.10 of this Agreement.

          (D) CROSS-DEFAULT. Upon the occurrence of any material default or Event of Default (and the expiration of any applicable grace period relating thereto) by any Borrower under any Obligation, or the violation (and the expiration of any applicable grace period relating thereto) by any Borrower of the terms of any other agreement entered into among or between Bank and either Borrower.

          (E) FALSE OR MISLEADING REPORTS. The making or delivering to Bank by any Borrower, or any of its officers, employees, or agents any statement, report, financial statement, or certificate which is not true and correct in any material respect.

          (F) DESTRUCTION OF COLLATERAL. The loss, theft, substantial damage or destruction of any material portion of the Collateral to the extent not covered by insurance in an amount equal to at least its replacement value (as required by this Agreement and subject to such deductibles as Bank shall have agreed to in writing), or the sale, lease, encumbrance or other disposition of a material portion of the Collateral except in all cases as may be specifically permitted by other provisions of this Agreement.

          (G) VALUE OF COLLATERAL; FINANCIAL CONDITION OF BORROWERS. Any Material Adverse Effect on the value of the Collateral or the financial condition or operating results of Borrowers.

          (H) TERMINATION OF EXISTENCE. The dissolution, termination of existence, insolvency (failure to pay its debts as they mature or where the fair salable value of its assets is not in excess of its liabilities) or business failure of any Borrower or any guarantor of the Obligations.

          (I) BANKRUPTCY. The commencement of any proceedings under any Bankruptcy Laws by any Borrower or against any Borrower to the extent such proceedings are not dismissed within sixty (60) days after the filing thereof, or the appointment of a receiver, trustee, custodian or similar fiduciary for any Borrower, or the assignment for the benefit of the creditors of any Borrower or the making by any Borrower of any offer of settlement, extension or composition to its unsecured creditors generally, to the extent such assignment, appointment or other such action continues for longer than thirty (30) days.

          (J) CEASES TO CONDUCT BUSINESS. Except for the sale of Property as permitted by this Agreement, any Borrower ceases to conduct all or any material part of its business or are enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs.

          (K) JUDGMENT ENTRIES. The entry by a court of any judgment in excess of $50,000 requiring the payment of money against any Borrower, which judgment is not discharged, bonded, stayed, vacated or set aside within thirty (30) days of its entry, or a notice of any material Lien, levy, attachment or assessment is filed of record with respect to all or any of the Collateral by any Person including, without limitation, the United States, any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any material taxes or assessments owing at any time or times hereafter becomes a Lien upon the Collateral or any other assets of any Borrower and, except Permitted Liens or as otherwise permitted by Bank, the same is not effectively stayed, bonded or released within thirty (30) days after the same becomes a Lien, or in the case of ad valorem taxes, prior to the last date when payment may be made without penalty.

          (L) INSURANCE OF COLLATERAL. Failure on the part of Borrowers to keep the Collateral or any goods evidenced by chattel paper or documents insured against loss by fire or otherwise for insurable value thereof in companies with coverages (including Lender's Loss Payable Endorsement) and in amounts acceptable to Bank and make the loss, if any, payable to and deposit the policies with Bank, all premiums on such policies to be paid by Borrowers.

     10.2 ACCELERATION OF THE OBLIGATIONS. Except upon the occurrence of an Event of Default specified in Section 10.1(I) hereof, which shall give Bank the right to accelerate all Obligations without notice to Borrowers, upon the occurrence of an Event of Default, and upon notice by Bank to Borrowers in the manner set forth in Section 12.10 hereof, all of the Obligations due or to become due from Borrowers to Bank, whether under this Agreement, the Notes or otherwise, shall, at the option of Bank become at once due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Credit Documents to the contrary notwithstanding.

     10.3 REMEDIES. Upon and after the occurrence of an Event of Default, Bank shall have, to the extent permitted by applicable law, and in addition to any other right or remedy provided for in this Agreement, each of the following rights and remedies:

          (A) GENERAL RIGHTS AND REMEDIES. All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Bank may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Credit Documents.

          (B) POSSESSION OF COLLATERAL. The right to take immediate possession of the Collateral, and (1) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Bank at Borrowers' principal place of business, or (2) enter any of the premises of Borrowers or wherever any Collateral shall be located and to keep and store the same on such premises until sold. If the premises on which the Collateral is located is owned or leased by Borrowers, then Borrowers shall not charge Bank for storage of such Collateral on such premises for a period of at least ninety (90) days after sale or disposition of the Collateral. Bank is hereby granted a non-exclusive license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrowers' rights under all licenses and all franchise agreements shall inure to Bank's benefit.

          (C) FORECLOSE LIENS. The right to foreclose the Liens created under this Agreement and each of the other Credit Documents or under any other agreement relating to the Collateral.

          (D) DISPOSITION OF COLLATERAL. The right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Bank, in its reasonable discretion, may deem advisable. Borrowers acknowledge and agree that ten (10) days written notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at Borrowers' premises or at such other locations where the Collateral then is located, or as otherwise determined by Bank. Bank shall have the right to conduct such sales on Borrowers' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to Borrowers. Bank shall have the right to bid or credit bid at any such sale on its own behalf.

          (E) SET-OFF. The right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and, to the extent permitted by applicable law, Bank may purchase all or any part of the Collateral at public or private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. Subject to the rights of the holders of any Permitted Lien having priority over the Liens of Bank, if any, the proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Bank therefor. In the event of any surplus, it shall be paid promptly to Borrowers.

     10.4 APPLICATION OF COLLATERAL; TERMINATION OF FINANCING. Upon the occurrence of any Event of Default, Bank may also, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, without notice, terminate Bank's further performance under this Agreement or any other agreement or agreements between Bank and Borrowers, without further liability or obligation by Bank, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in the possession of Bank.
No such termination shall absolve, release or otherwise affect the liability of Borrowers in respect of transactions had prior to such termination, nor affect any of the Liens, rights, powers, and remedies of Bank, but they shall, in all events, continue until all Obligations of Borrowers to Bank are satisfied.

     10.5 REMEDIES CUMULATIVE. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement, each of the other Credit Documents or in any document referred to herein or therein or contained in any agreement supplementary hereto or thereto or in any schedule or report given to Bank, or contained in any other agreement between Bank and Borrowers, heretofore, concurrently, or hereafter entered into or delivered, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained.

     10.6 CROSS-COLLATERAL AND CROSS-DEFAULT. Each of the security interest and liens granted to Bank by Borrowers pursuant to the Credit Documents or otherwise shall secure any and all of Borrowers' liabilities and obligations to Bank under the Credit Documents including, but not limited to, Borrowers' obligations under the Term Note and the Promissory Note. It is further understood and agreed that a default under either of the Promissory Note or the Term Note, or any of the Credit Documents shall constitute a default under each of the other Notes and under each of the other Credit Documents. References in any of the other Credit Documents to events or conditions constituting a default shall in no way impair Bank's absolute and unconditional right to demand immediate repayment of the unpaid balance of the Promissory Note, notwithstanding the fact that at the time of such demand there may not exist any event or condition constituting a default.

     10.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrowers and Bank and their respective successors and assigns; provided, however, that Borrowers shall not assign any of their rights under the Credit Documents in whole or in part without the prior written consent of Bank.

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

     10.8 RELATIONSHIP OF BORROWERS. The liability of each of the Borrowers under this Agreement is joint and several, and absolute and unconditional, without regard to the liability of any other person, and shall not in any manner be affected by reason of the partial or complete unenforceability or invalidity of any obligations under this Agreement or other security or guaranty for any of the loans and may be enforced without requiring Bank to first resort to any other right, remedy or security that Bank may have, and that no Borrowers shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of the Borrowers to Bank unless and until all of such debts and obligations have been paid in full. No delay in making demand on any one of Borrowers for satisfaction of its liability hereunder shall prejudice Bank's right to enforce such satisfaction. Bank in its reasonable discretion may, without prejudice to its rights under this Agreement, at any time or times
(a) grant any one or more of Borrowers whatever financial accommodations that Bank may from time to time deem advisable, even if such Borrower might be in default in any respect under this Agreement, (b) release any obligor or Collateral or assent to any exchange of Collateral, if any, irrespective of the consideration, if any, received therefor, (c) grant any waiver or consent or forbear from exercising any right, power or privilege that Bank may have to acquire against any one or more of Borrowers, (d) grant any other indulgence to any obligor, and (e) accept any Collateral for, or other obligors upon, the obligations described herein.

11.  APPOINTMENT OF BANK AS BORROWERS' LAWFUL ATTORNEY

     Each Borrower hereby irrevocably designates, makes, constitutes and appoints Bank (and all persons designated by Bank) as such Borrower's true and lawful attorney (and agent-in-fact) for the purposes designated in Sub-paragraphs (A) through (P) of this Section 11, and, upon the occurrence and continuance of an Event of Default, Bank, or Bank's agent, in each Borrower's or Bank's name, may: (A) demand payment of the Accounts, (B) enforce payment of the Accounts, by legal proceedings or otherwise, (C) exercise all of each Borrower's rights and remedies with respect to the collection of the Accounts and any other Collateral, (D) settle, adjust, compromise, extend or renew the Accounts, (E) settle, adjust or compromise any legal proceedings brought to collect the Accounts, (F) if permitted by applicable law, sell or assign the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Bank deems advisable,
(G) discharge and release the Accounts and any other Collateral, (H) take control, in any manner, of any item of payment or proceeds relating to any Collateral, (I) prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Account Debtor, (J) prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts,
(K) do all acts and things necessary, in Bank's reasonable discretion, to fulfill such Borrower's obligations under this Agreement, (L) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Bank on account of the Obligations, (M) endorse the name of such Borrower upon any chattel paper document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral, (N) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors, (O) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and any other Collateral to which such Borrower has access, and (P) notify post office authorities to change the address for delivery of such Borrower's

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

mail to an address designated by Bank, receive and open all mail addressed to such Borrower, and, after removing all remittances and other proceeds of Collateral, forward the mail to such Borrower.

12. MISCELLANEOUS

     12.1 MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement, the Notes and each of the other Credit Documents may not be modified, altered or amended, except by an agreement in writing signed by each Borrower and Bank. Borrowers may not sell, assign or transfer this Agreement, or any of the other Credit Documents or any portion thereof including, without limitation, Borrowers' rights, title, interests, remedies, powers, and/or duties hereunder or thereunder. Borrowers hereby consent, except as otherwise provided in this Agreement, to Bank's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, or any of the other Credit Documents, or of any portion hereof or thereof including, without limitation, Bank's rights, title, interests, remedies, powers, and/or duties hereunder or thereunder.

     12.2 ATTORNEYS' FEES AND EXPENSES. If, at any time or times, whether prior or subsequent to the date hereof, regardless of the existence of an Event of Default, Bank employs counsel for advice or other representation or incurs legal and/or other costs and expenses in connection with each of the following:

          (A) LOAN DOCUMENTS. The preparation of this Agreement and all of the other Credit Documents or any amendment of or modification of this Agreement or any of the other Credit Documents.

          (B) LOAN ADMINISTRATION. The administration of this Agreement and each of the other Credit Documents and the transactions contemplated hereby and thereby.

          (C) LITIGATION. Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Bank, Borrowers or any other Person) in any way relating to the Collateral, this Agreement, any of the other Credit Documents or Borrowers' affairs, but excluding any litigation between Borrowers and Bank as adverse parties unless otherwise permitted by law in connection with any judgment awarded in favor of the prevailing party.

          (D) ENFORCEMENT OF BANK'S RIGHTS. Any attempt to enforce any rights of Bank against any Person, other than Borrowers, which may be obligated to Bank by virtue of this Agreement or any of the other Credit Documents including, without limitation, any guarantor of the Obligations and any Account Debtors.

          (E) PROTECTION OF COLLATERAL. Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral.

          (F) FILINGS. The filing and recording of all documents required by Bank to perfect Bank's Liens in the Collateral including without limitation, any documentary stamp tax or any other taxes incurred because of such filing or recording.

In any such event, the reasonable attorneys' fees arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel or of Bank or relating to any of the events or actions described in this Section 12.2 shall be payable, on demand, by Borrowers to Bank and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges, telegraph charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any taxes (other than Federal or state income taxes payable by Bank) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Credit Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrowers shall pay all such taxes including, without limitation, any interest and/or penalty thereon, and shall indemnify and hold Bank harmless from and against liability in connection therewith.

     12.3 WAIVER BY BANK. Bank's failure, at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement or any of the other Credit Documents shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrowers under this Agreement or any of the other Credit Documents shall not suspend, waive or affect any other Event of Default by Borrowers under this Agreement or any of the other Credit Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Credit Documents and no Event of Default by Borrowers under this Agreement or any of the other Credit Documents shall be deemed to have been suspended or waived by Bank, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Bank and directed to Borrowers.

     12.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.5 PARTIES. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers and Bank. This provision, however, shall not be deemed to modify
Section 12.1 hereof.

     12.6 CONFLICT OF TERMS. The provisions of each of the other Credit Documents and any exhibit or schedule hereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in any of the other Credit Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Credit Documents, the provision contained in this Agreement shall govern and control.

     12.7 WAIVERS BY BORROWERS. Except as otherwise provided for in this Agreement or as required by applicable law, Borrowers waive (A) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Borrowers may in any way be liable, (B) notice prior to taking possession or control of the Collateral which might be required by any court prior to allowing Bank to exercise any of Bank's remedies, and (C) AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND EXTEND CREDIT TO BORROWERS, BORROWERS AND BANK EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT, OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN BANK AND BORROWERS.

     12.8 AUTHORIZATION. Bank is authorized to make loans under the terms of this Agreement upon the request, either written or oral, in the name of Borrowers of the President or Chief Financial Officer of EPI or such other persons, from time to time, holding the offices or positions with Borrowers as designated in any separate borrowing or banking resolutions delivered by Borrowers to Bank and all loans made by Bank to Borrowers or for its account under this Agreement shall be conclusively deemed to have been authorized by Borrowers and to have been made pursuant to duly authorized requests therefor.

     12.9 GOVERNING LAW. THIS AGREEMENT HAS BEEN ACCEPTED BY BANK AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CLEVELAND, OHIO. THE LOANS PROVIDED FOR HEREIN ARE TO BE FUNDED AND REPAID TO BANK AT 125 WEST 55 STREET, NEW YORK, NEW YORK 10019 (OR SUCH OTHER PLACE AS DESIGNATED TO BORROWERS), BUT THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, BORROWERS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF OHIO AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO BORROWERS AT THE ADDRESS STATED IN SECTION 12.10(B) BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. BORROWERS WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE IN ANY JURISDICTION WHERE COLLATERAL IS LOCATED. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF BANK TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWERS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     12.10 NOTICES. Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified as follows:

    (A)  If to Bank, at:          National Bank of Canada
                                  One Cleveland Center, Suite 2430
                                  1375 East 9th Street
                                  Cleveland, Ohio  44114
                                  ATTN:  Jack Jankovic

         With a copy to:          Arter & Hadden
                                  1100 Huntington Bank Building
                                  925 Euclid Avenue
                                  Cleveland, Ohio  44115-1475
                                  ATTN:  Eugene M. Killeen


    (B)  If to Borrowers,         EPI Technologies, Inc.
                                  810 Chicago Street
                                  Toledo, Ohio 43611
                                  ATTN:  Chief Financial Officer

         With a copy to:          Benesch, Friedlander, Coplan & Aronoff, LLP
                                  2300 BP America Building
                                  200 Public Square
                                  Cleveland, Ohio  44114
                                  ATTN:  Lawrence M. Bell

or to such other address as each party may designate for itself by like notice given in accordance with this Section 12.10.

     12.11 SECTION TITLES. The section titles and table of contents contained in this Agreement are and shall be without substantive meaning and content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     12.12 EFFECTIVENESS OF AGREEMENT. This Agreement shall be effective only upon Bank's acceptance hereof.

      IN WITNESS WHEREOF, the duly authorized officers of the parties to this Agreement have executed this Agreement this _____ day of _______________, 1998.


EPI TECHNOLOGIES, INC.                      ENVIRONMENTAL PURIFICATION
                                            INDUSTRIES COMPANY

                                            By NATIONAL PURIFICATION, INC.,
By:                                         General Partner
   ------------------------------
Title:
      ---------------------------

                                            By:
                                               -------------------------------
                                            Title:
                                                  ----------------------------

                                                           AND

NATIONAL BANK OF CANADA                     By MEPI CORP., General Partner


By:                                         By:
   ------------------------------              -------------------------------
Title:                                      Title:
      ---------------------------                 ----------------------------

                                   LIST OF EXHIBITS


EXHIBIT A      Locations of Collateral
EXHIBIT B      Fixed Collateral; Exceptions
EXHIBIT C      Description of the Premises
EXHIBIT D      Form of Promissory Note
EXHIBIT E      Form of Term Note
EXHIBIT F      Form of Loss Payee Endorsement
EXHIBIT G-1    Form of Borrowing Base Certificate (provide with Request for
               Advance)
EXHIBIT G-2    Form of Borrowing Base Certificate (Monthly reporting)
EXHIBIT H      Schedule of Material Agreements
EXHIBIT I      Schedule of General Disclosures
EXHIBIT J      Schedule of Litigation and Administrative Proceedings
EXHIBIT K      Schedule of Patents, Trademarks, and Other
               Intangible Rights
EXHIBIT L      Compliance with Environmental Laws
EXHIBIT M      Schedule of Permitted Indebtedness
EXHIBIT N      Schedule of Permitted Liens
EXHIBIT N-1    Description  of Meridian Preferred Stock
EXHIBIT O      Fictitious or Other Names of Borrowers

                                                                      EXHIBIT D


                             PROMISSORY NOTE


$1,500,000                                                      Cleveland, Ohio
                                                               January __, 1998


     FOR VALUE RECEIVED, the undersigned, jointly and severally, promise to pay to the order of NATIONAL BANK OF CANADA ("Bank") the principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), or the aggregate unpaid principal amount of all loans evidenced by this Note made by Bank to Borrowers pursuant to Section 2.1 of a certain Loan and Security Agreement dated of even date herewith, entered into by and among EPI Technologies, Inc., ("EPI"), Environmental Purification Industries, Inc. ("EPIC") and Bank (which, as hereafter amended, modified or supplemented from time to time, is referred to herein as the "Loan Agreement"), whichever is less. Capitalized terms used in this Promissory Note (the "Note") shall have the meanings ascribed to them in the Loan Agreement.

     Borrowers also promise to pay interest on the unpaid principal balance of each loan from time to time outstanding from the date of such loan until the payment in full thereof at a rate per annum which shall be determined in accordance with the provisions of Section 2.1 of the Loan Agreement. Interest shall be payable on each date provided for in Section 2.1 of the Loan Agreement; PROVIDED, however, that interest on any principal portion which is not paid when due shall be payable on demand.

     The undersigned agree to pay the aggregate unpaid principal amount of all loans evidenced by this Note in one installment, due and payable on
_________________.

     Payment of the principal of, and interest on, this Note shall be made in lawful money of the United States of America to Bank at 125 West 55th Street, New York, New York 10019, or at such other place as the holder shall have designated to the undersigned in writing.

     This Note is secured by, among other things, the security interests and liens described in the Loan Agreement and reference is hereby made to the Loan Agreement for a statement of the rights and obligations of Bank and the duties and obligations of the undersigned in relation thereto, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned to pay the principal of, and interest on, this Note when due.

     Upon the occurrence of an Event of Default (as defined in the Loan Agreement) which has not been waived in writing by Bank, the undersigned shall pay Bank interest on the daily average balance of all amounts outstanding under this Note at a per-annum rate (the "Default Rate") of two (2) percentage points plus the rate otherwise applicable to amounts outstanding under this Note from the date when due or the date such Event of Default has occurred, as applicable, until all amounts due under this Note are paid in full or such Event of Default has been waived in writing by Bank; PROVIDED, however, that the Default Rate shall not exceed the maximum rate permitted by applicable law.

     Upon the occurrence of an Event of Default (as defined in the Loan Agreement), all or any portion of the principal and interest due or to become due under this Note shall become at once due and payable at the option of the holder of this Note without notice, demand, presentment, or dishonor, which the undersigned hereby waive.

     The undersigned agree to pay upon default the costs of collection including reasonable fees of attorneys.

     No delay or omission on the part of the holder in exercising any rights under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission, or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any further occasion. The undersigned and every endorser of this Note, regardless of the time, order, or place of signing, waive presentment, demand, protest, and notice of every kind, and assent to any one or more extension or postponement of the time of payment or any other indulgences, to any substitutions, exchanges, or releases of collateral for this Note, and to additions or releases of any other parties or persons primarily or secondarily liable.

     The undersigned authorize any attorney-at-law to (a) appear before any court of record, state or Federal, in the County of the State of Ohio in which this Note was executed, or in any other county of the State of Ohio or any other State of the United States of America, after the unpaid principal of this Note becomes due, (b) waive issuance and service of process, (c) admit the maturity of this Note, (d) enter an appearance and confess judgment against the undersigned in favor of Bank for the amount then appearing due, together with interest thereon and costs of suit (including reasonable attorneys' and paralegals' fees), and (e) thereupon to release all errors and waive all rights of appeal and stay of execution. No such judgment against the undersigned based upon one or more matured obligations shall be a bar to a subsequent judgment or judgments pursuant to this warrant of attorney against the undersigned based upon subsequently matured obligations of the undersigned. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, the foregoing warrant of attorney nevertheless may thereafter be used for obtaining an additional judgment or judgments.

     This Note is being executed and delivered in Cleveland, Ohio.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                  EPI TECHNOLOGIES, INC.

                                  By:
                                      --------------------------------------

                                  Title:
                                         -----------------------------------



                                  ENVIRONMENTAL PURIFICATION
                                  INDUSTRIES COMPANY

                                  By National Purification, Inc.
                                  General Partner


                                  ------------------------------------------

                                        and

                                  By MEPI Corp., General Partner


                                  ------------------------------------------

                                                                      EXHIBIT E

                                      TERM NOTE

$1,620,000                                                      Cleveland, Ohio
                                                               January __, 1998



     FOR VALUE RECEIVED, the undersigned, jointly and severally, promise to pay to the order of NATIONAL BANK OF CANADA ("Bank") the principal amount of ONE MILLION SIX HUNDRED TWENTY THOUSAND DOLLARS ($1,620,000) as hereinafter provided, with interest on the unpaid principal balance from time to time outstanding at a rate per annum equal to one (1) percentage point above Bank's Base Rate (as defined in the Loan Agreement, as described below). Interest shall be payable monthly commencing on ____________, 1998, and continuing on the last day of each month thereafter until the entire principal amount has been repaid in full. Any increase or decrease in the interest rate resulting from a change in Bank's Base Rate shall become effective on the date of such change. Interest shall be computed on a 360-day year basis based on the actual number of days elapsed.

     The undersigned agree to pay the principal of and any unpaid interest on this Term Note (the "Note") in full in sixty monthly installments consisting of (a) fifty-nine (59) equal monthly installments of Nineteen Thousand Dollars ($19,000) each, commencing _________________ and continuing on the last day of each successive calendar month thereafter and (b) a final payment on _________________ in the amount of Four Hundred Ninety-Nine Thousand Dollars ($499,000), or such other amount of principal and accrued but unpaid interest remaining unpaid on _________________.

     Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America to Bank at 125 West 55th Street, New York, New York, or at such other place as the holder shall have designated to the undersigned in writing.

     This Note is issued pursuant to the Loan And Security Agreement, entered into by and among EPI Technologies, Inc. ("EPI"), Environmental Purification Industries Company ("EPIC") and Bank dated of even date herewith (the "Loan Agreement") to which reference is hereby made for a statement of the rights and obligations of Bank and the duties and obligations of the Borrowers undersigned in relation thereto, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned to pay the principal of, and interest on, this Note when due.

     This Note is secured by, among other things, the security interests and liens described in the Loan Agreement.

     The undersigned may prepay all or any portion of this Note at any time and in any amount without penalty.

     Upon the occurrence of an Event of Default (as defined in the Loan Agreement) which has not been waived in writing by Bank, the undersigned shall pay Bank interest on the daily average balance of all amounts outstanding under this Note at a rate per annum (the "Default Rate") of two (2) percentage points plus the rate otherwise applicable to all amounts outstanding under this Note from the date when due or the date such Event of Default has occurred, as applicable, until all amounts due herein are paid in full or such Event of Default has been waived by Bank; provided, however, that the Default Rate shall not exceed the maximum rate permitted by applicable law.

     Upon the occurrence of an Event of Default (as defined in the Loan Agreement), all or any portion of the principal and interest due or to become due under this Note shall become at once due and payable at the option of the holder of this Note without notice, demand, presentment, or dishonor, which the undersigned hereby waive.

     The undersigned agree to pay upon default the costs of collection including reasonable fees of attorneys.

     No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The undersigned and every endorser of this Note regardless of the time, order or place of signing waive presentment, demand, protest and notices of every kind and assent to any one or more extensions or postponements of the time of payment or any other indulgences, and to any substitutions, exchanges, or releases of any other parties or persons primarily or secondarily liable.

     The undersigned authorize any attorney-at-law to appear before any court of record, state or Federal, in the county of the State of Ohio in which this Note was executed or in any other State of the United States of America after the unpaid principal of this Note becomes due, waive the issuance and service of process, admit the maturity of this Note, confess judgment against the undersigned in favor of Bank for the amount then appearing due, together with interest thereon and costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, the foregoing warrant of attorney nevertheless may thereafter be used for obtaining an additional judgment or judgments.

     This Note is being executed and delivered in Cleveland, Ohio.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                              EPI TECHNOLOGIES, INC.


                              By:   ------------------------------

                              Title:------------------------------



                              ENVIRONMENTAL PURIFICATION
                              INDUSTRIES COMPANY

                              By National Purification, Inc.
                              General Partner


                              ------------------------------------

                                        and

                              By MEPI Corp., General Partner


                              ------------------------------------